                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 2001, on our audit of Thrall Car Manufacturing Company and Subsidiaries, included in the Form 8-K/A of Trinity Industries, Inc., dated December 28, 2001, and all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
-----------------------------
Arthur Andersen LLP


Chicago, Illinois
March 22, 2002